Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gemini Therapeutics, Inc. 2021 Stock Option and Incentive Plan of our report dated March 10, 2022, with respect to the consolidated financial statements of Gemini Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Boston, Massachusetts
March 10, 2022